SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported)      March 31, 1997

                         BARRETT BUSINESS SERVICES, INC.
------------------------------------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



              Maryland                                    0-21886                          52-0812977
------------------------------------------------------------------------------------------------------------
    (State or other jurisdiction                     (Commission File                     (IRS Employer
          of incorporation)                               Number)                      Identification No.)



  4724 SW Macadam Avenue, Portland, Oregon                                                    97201
------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                                   (Zip Code)



Registrant's telephone number, including area code     (503) 220-0988

Item 5.        Other Events.

               On March 31, 1997, Barrett Business Services, Inc. (the "Company"), received a request for redemption for all 159,154 shares of common stock issued by the Company pursuant to a Plan and Agreement of Reorganization between StaffAmerica, Inc. and the Company dated April 1, 1996 (the "Agreement"). Under the Agreement, the seller (StaffAmerica, Inc.) and its two shareholders were entitled to require the Company to repurchase, at $17.75 per share, any or all shares issued to them in connection with the Agreement from May 1, 1996 through March 31, 1997.

               The Company anticipates that the redemption proceeds of approximately $2.8 million will be funded from excess cash balances and the Company's revolving credit facility with its principal bank. Pursuant to the Agreement, the Company must remit the redemption proceeds to the seller and its shareholders within ten business days following the date of receipt of the request.

                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


DATED:  April 2, 1997                       Barrett Business Services, Inc.


                                            By:    /s/ Michael D. Mulholland
                                                   Michael D. Mulholland
                                                   Vice President - Finance



                                       3